                                                                       EXHIBIT 5

[THE BEST OF AMERICA LOGO]

                  THE BEST OF AMERICA(R) SUCCESSOR(SM) ANNUITY
                                   APPLICATION
         INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY
                        [$15,000] MINIMUM INITIAL PAYMENT

                                             ---------------------------------
                                             Nationwide Life Insurance Company
                                                       P.O. Box 16609
                                                     Columbus, OH 43215
                                             ---------------------------------

--------------------------------------------------------------------------------
PLAN TYPE            PLAN TYPE MUST BE SELECTED

This contract is established as a:
            [ ] IRA    [ ] Roth IRA    [ ] IRA Rollover    [ ] Roth IRA Rollover

--------------------------------------------------------------------------------
DEATH BENEFIT OPTIONS                 MAXIMUM ISSUE AGE THROUGH AGE 84.

[ ] Standard Death Benefit  [ ] 1 - Year Anniversary*  [ ] 5 - Year Anniversary*

--------------------------------------------------------------------------------
OTHER OPTIONS

*ELECTION OF ANY OF THESE OPTIONS WILL INCREASE OR DECREASE THE VARIABLE ACCOUNT CHARGE. PLEASE SEE THE PROSPECTUS.

INCOME GUARD(SM)*

Available only for Annuitants age 82 or less. GAV interest accrues until no later than the Annuitant's 86th birthday. [NOT AVAILABLE IN CA, MD, MN, NJ OR OR.]

[ ] OPTION 1 - 5% INTEREST ON PURCHASE PAYMENTS

[ ] OPTION 2 - ANNUAL HIGHEST CONTRACT ANNIVERSARY

CDSC OPTIONS*
[ ] 5 YEAR CONTINGENT DEFERRED SALES CHARGE

[ ] 7 YEAR CONTINGENT DEFERRED SALES CHARGE


[ ] SPOUSAL PROTECTION ANNUITY(SM) OPTION*

If elected, the Owner must be the Annuitant, the Owner's spouse must be the Co-Annuitant, and both must be sole primary Beneficiaries.

[ ] REDUCED PURCHASE PAYMENT RIDER *

--------------------------------------------------------------------------------
CONTRACT OWNER                            CO-ANNUITANT
                                          ONLY IF SPOUSAL PROTECTION ANNUITY(SM)
                                          OPTION IS ELECTED. SPOUSE ONLY.

Last Name                                 Last Name


First Name (continued)                MI  First Name                          MI


Address                                   Address
       ---------------------------------         -------------------------------

       ---------------------------------         -------------------------------

        MAXIMUM ISSUE AGE THROUGH AGE 85        MAXIMUM ISSUE AGE THROUGH AGE 85
Sex [ ] M   [ ] F  Birthdate   /  /       Sex [ ] M   [ ] F  Birthdate   /  /
                            ------------                              ----------
                             MM DD YYYY                               MM DD YYYY

Soc. Sec. No.                             Soc. Sec. No.
             ---------------------------               -------------------------

--------------------------------------------------------------------------------
BENEFICIARY      WHOLE PERCENTAGES ONLY, MUST TOTAL 100%.

                                                                          Relationship                     Birthdate
Primary  Contingent    Print Full Name (Last, First, MI)    Allocation    to Annuitant    Soc. Sec. No.    MM/DD/YYYY
[ ]                                                                   %                                       /   /
                       --------------------------------     ----------    ------------    -------------    ----------
[ ]        [ ]                                                        %                                       /   /
                       --------------------------------     ----------    ------------    -------------    ----------
[ ]        [ ]                                                        %                                       /   /
                       --------------------------------     ----------    ------------    -------------    ----------
[ ]        [ ]                                                        %                                       /   /
                       --------------------------------     ----------    ------------    -------------    ----------

--------------------------------------------------------------------------------
APO-4696          PRODUCT OF NATIONWIDE LIFE INSURANCE CO.           AO (1/2000)

--------------------------------------------------------------------------------
ANNUITY PURCHASE PAYMENTS     [ ] ROLLOVER         [ ] PAYMENT ENCLOSED

                             APPLY FOR TAX YEAR
                                               ---------------------

First Purchase Payment $____________ ([$15,000]; For Reducted Purchase Rider, [$1,000]) submitted. A copy of this application properly signed by the producer will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

--------------------------------------------------------------------------------
PURCHASE PAYMENT ALLOCATION      A Contract cannot be issued unless this section
                                 is complete.
                                 WHOLE PERCENTAGES ONLY, MUST TOTAL 100%.

AMERICAN CENTURY
       %   Growth: Investor Class
   ----
       %   Income & Growth: Advisor Class
   ----
       %   International Growth: Advisor Class
   ----
       %   Short-Term Government: Investor Class
   ----
       %   Ultra: Investor Class
   ----

DREYFUS
       %   Appreciation Fund, Inc.
   ----
       %   Balanced Fund, Inc.
   ----
       %   Emerging Leaders Fund
   ----
       %   Premier Third Century Fund, Inc.
   ----

FEDERATED
       %   Bond Fund - Class F
   ----
       %   High Yield Trust
   ----

FIDELITY ADVISOR
       %   Balanced Fund - Class A
   ----
       %   Equity Income Fund - Class A
   ----
       %   Growth Opportunities Fund - Class A
   ----
       %   High Yield Fund - Class T
   ----

FRANKLIN MUTUAL SERIES FUND, INC.
       %   Mutual Shares Fund: Class A
   ----

       %   Small Cap Growth Fund - Class A
   ----

INVESCO
       %   Dynamics Fund
   ----
       %   Small Company Growth Fund
   ----
       %   Total Return Fund
   ----

JANUS
       %   Fund
   ----
       %   Twenty Fund
   ----
       %   Worldwide Fund
   ----

LAZARD
       %   Small Cap Portfolio - Open Shares
   ----

NATIONWIDE(R) FUNDS
       %   Nationwide(R)Bond Fund - Class D
   ----
       %   Nationwide(R)Fund - Class D
   ----
       %   Nationwide(R)Growth Fund - Class D
   ----

       %   Nationwide(R)Intermediate U.S.
   ----    Government Bond Fund - Class D

       %   Nationwide(R)Money Market
   ----    Fund - Class R

       %   Nationwide S&P 500(R)Index
   ----    Fund - Class R

NEUBERGER BERMAN
       %   Genesis Trust
   ----
       %   Guardian Trust
   ----
       %   Partners Trust
   ----

OPPENHEIMER

       %   Oppenheimer Global Fund: Class A
   ----

PRESTIGE
       %   Balanced Fund - Class A
   ----
       %   International Fund - Class A
   ----
       %   Large Cap Growth Fund - Class A
   ----
       %   Large Cap Value Fund - Class A
   ----
       %   Small Cap Fund - Class A
   ----

STRONG
       %   Common Stock Fund, Inc.
   ----

TEMPLETON
       %   Templeton Foreign
   ----    Fund - Class A

MVA/GUAR. TERM OPTION (GTO) NOT AVAILABLE IN PA, MD, NJ, OR WA
       %   3 Year
   ----
       %   5 Year                        $1,000 minimum for
   ----                                  each MVA/GTO option
       %   7 Year
   ----
       %   10 Year
   ----


APO-4696

--------------------------------------------------------------------------------
REMARKS




--------------------------------------------------------------------------------

                              FOR AZ RESIDENTS ONLY
                              ---------------------

UPON WRITTEN REQUEST, THE COMPANY AGREES TO PROVIDE, WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CONTRACT TO THE OWNER.


TEN DAY LOOK : TO BE SURE THAT THE OWNER IS SATISFIED WITH THIS CONTRACT, THE OWNER HAS A TEN DAY "LOOK". WITHIN TEN DAYS OF THE DAY THE CONTRACT IS RECEIVED BY THE OWNER, IT MAY BE RETURNED TO THE HOME OFFICE OF THE COMPANY OR THE AGENT THROUGH WHOM IT WAS PURCHASED. WHEN THE CONTRACT IS RECEIVED AT THE HOME OFFICE, THE COMPANY WILL VOID THE CONTRACT AS THOUGH IT HAD NEVER BEEN IN FORCE AND THE PURCHASE PAYMENT WILL BE REFUNDED IN FULL.


                              FOR MN RESIDENTS ONLY
                              ---------------------

THIS POLICY OR CONTRACT IS NOT PROTECTED BY THE MINNESOTA LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION OR THE MINNESOTA INSURANCE GUARANTY ASSOCIATION. IN THE CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED. ONLY THE ASSETS OF THE INSURER WILL BE AVAILABLE TO PAY YOUR CLAIM.


           NOTICE TO ALL RESIDENTS (FL, MN, ND, PA*, SC, SD, TX, VT )
           ----------------------------------------------------------

   *REFERENCES SPECIFIC TO MARKET VALUE ADJUSTMENTS ARE NOT APPLICABLE FOR PA.

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, OR WHEN SUBJECT TO A MARKET VALUE ADJUSTMENT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR OR APPLICATION OF A MARKET VALUE ADJUSTMENT, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED. A MARKET VALUE ADJUSTMENT MAY BE ASSESSED ON ANY GUARANTEED TERM OPTIONS THAT HAVE NOT MATURED JUST PRIOR TO ANNUITIZATION AND WOULD BE IN ADDITION TO THE SCHEDULED SURRENDER PENALTY CHARGE.

ADDITIONALLY, ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT OPTIONS MAY VARY AND ARE NOT GUARANTEED BY NATIONWIDE LIFE INSURANCE COMPANY, ANY OTHER INSURANCE COMPANY, BY THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT. THEY ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY AGENCY FEDERAL OR STATE.


                              FOR DC RESIDENTS ONLY
                              ---------------------

WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.


                              FOR FL RESIDENTS ONLY
                              ---------------------

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.


                              FOR NJ RESIDENTS ONLY
                              ---------------------

ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.


                              FOR WA RESIDENTS ONLY
                              ---------------------

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR KNOWINGLY MAKES A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE UNDER STATE LAW.

APO-4696

            NOTICE TO ALL RESIDENTS (AR, DC, KY, LA, ME, NM, OH, PA)
            --------------------------------------------------------

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY OR OTHER PERSON, FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH MAY BE A CRIME AND MAY SUBJECT SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES, FINES, IMPRISONMENT, OR A DENIAL OF INSURANCE BENEFITS.

--------------------------------------------------------------------------------
CONTRACT OWNER SIGNATURES

THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity Contract.

[ ] Yes  [ ] No   Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

[ ] Please send me a copy of the statement of additional information to the prospectus.

STATE IN WHICH APPLICATION WAS SIGNED                        DATE
                                     ----------------------      ---------------
                                               State

CONTRACT OWNER
              ------------------------------------------------------------------
                                         Signature

CO-ANNUITANT
            --------------------------------------------------------------------
                                         Signature

--------------------------------------------------------------------------------
PRODUCER INFORMATION

[ ] Yes  [ ] No   Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

PRODUCER SIGNATURE
                  ----------------------------------------
                                 Signature

       FLORIDA LICENSE IDENTIFICATION NO.:
                                          --------------------------------------

       PRODUCER'S NAME (print)                      PRODUCER SSN
                              ---------------------              ---------------

       FIRM NAME                                 PHONE (   )
                 ------------------------------             --------------------

       ADDRESS
              ---------------------------------

              ---------------------------------

              ---------------------------------

APO-4696